Exhibit 10.4

EXECUTION VERSION

INTELLECTUAL PROPERTY AGREEMENT

by and between

XEROX CORPORATION

and

CONDUENT INCORPORATED

Dated as of December 30, 2016

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SCHEDULE A	-	Composite Intellectual Property Assignment Agreements
SCHEDULE A1	-	Patent Assignment Agreement
SCHEDULE A2	-	Trademark Assignment Agreement
SCHEDULE A3	-	Copyright Assignment Agreement
SCHEDULE B	-	Transferred Intellectual Property Rights
SCHEDULE B1	-	Transferred Patents and Transferred IDs
SCHEDULE B2	-	Transferred Software and Transferred Projects
SCHEDULE B3	-	Transferred Internet Properties
SCHEDULE B4	-	Transferred Trademarks
SCHEDULE C	-	Retained Intellectual Property Rights
SCHEDULE C1	-	Retained Tier 2 Patents and Retained Tier 2 IDs
SCHEDULE C2	-	Retained Software and Retained Projects
SCHEDULE D	-	Conduent R&D Divisions
SCHEDULE E	-	Specified R&D Projects
SCHEDULE F	-	Xerox R&D Divisions
SCHEDULE G	-	Excluded R&D Projects
SCHEDULE H	-	Tier 2 License Terms
SCHEDULE I	-	Specified Purchase Patents, Specified Purchase IDs and Specified Purchase Projects
SCHEDULE J	-	Xerox Use Covenant

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THIS INTELLECTUAL PROPERTY AGREEMENT is dated as of December 30, 2016 (this “Agreement”), by and between XEROX CORPORATION, a New York corporation (“Xerox”), and CONDUENT INCORPORATED, a New York corporation (“Conduent”).

RECITALS

WHEREAS, in connection with the contemplated Spin-Off of Conduent and concurrently with the execution of this Agreement, Xerox and Conduent are entering into a Separation and Distribution Agreement (the “Separation Agreement”);

WHEREAS it is the intent of the Parties that Xerox assign, and cause the members of its Group to assign, certain intellectual property rights and certain technology to Conduent, and that Conduent grant a license back to Xerox in the assigned intellectual property rights, subject to the terms and conditions set forth in this Agreement; and

WHEREAS it is the intent of the Parties that Xerox license certain other intellectual property rights to Conduent and that Conduent license certain other intellectual property rights to Xerox.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

“3POCM” has the meaning set forth in Section 2.02(b).

“Administrative IP Proceedings” has the meaning set forth in Section 5.02.

“Affiliate” has the meaning ascribed thereto in the Separation Agreement.

“BPO Business” has the meaning ascribed thereto in the Separation Agreement.

“BPO Business Technology” means all Technology used in designing, developing, manufacturing, selling, providing or supporting products, services and offerings of the BPO Business as they exist as of immediately prior to the Distribution.

“Common Infrastructure Copyrights” means copyrightable subject matter embodied in works that relate to the common internal business operations of the Xerox Business and the BPO Business as of or prior to the Distribution Date, including software, corporate policies, operating procedures, manager toolkits and employee training materials. Common Infrastructure Copyrights do not include (a) Copyrights in Xerox Commercial Software or Conduent Commercial Software; (b) Copyrights in works that are used exclusively in or relate exclusively to Xerox Products; or (c) Copyrights in works that are used exclusively in or relate exclusively to Conduent Products.

“Common Infrastructure Liabilities” means any Liabilities of either Party or any member of either Party’s Group (a) to the extent relating to, arising out of or resulting from (1) any Common Infrastructure Copyrights or (2) any Common Infrastructure Trade Secrets, and (b) arising or accrued at or prior to the Distribution.

“Common Infrastructure Rights” means Common Infrastructure Copyrights and Common Infrastructure Trade Secrets;

“Common Infrastructure Trade Secrets” means Trade Secrets that relate to the common internal business operations of the Xerox Business and the BPO Business as of or prior to the Distribution Date. Common Infrastructure Trade Secrets do not include (a) trade secrets that are used in or relate to Xerox Commercial Software or Conduent Commercial Software (including source code); (b) Trade Secrets that are used exclusively in or relate exclusively to Xerox Products; or (c) Trade Secrets that are used exclusively in or relate exclusively to Conduent Products.

“Conduent Commercial Software” means software that, as of immediately prior to the Distribution, the BPO Business had (a) released to one or more third parties for commercial sale, licensing, distribution or (if applicable) beta testing, or (b) used to offer or provide a commercial service to one or more third parties, including software as a service and hosted solutions.

“Conduent Common Infrastructure Liability Percentage” means 50%.

“Conduent Current Products” means products, services or offerings actually sold or offered by the BPO Business for commercial sale as of immediately prior to the Distribution. Notwithstanding the foregoing, Conduent Current Products shall not include Managed Print Services.

“Conduent Field” means (a) Conduent Current Products, (b) Conduent Future Products which are either actually sold or publicly offered for sale by Conduent before January 1, 2020 or during a Development Extension, if granted by Xerox, (c) Conduent’s new products, services or offerings which are (i) developed from a Conduent R&D Project and (ii) either actually sold or publicly offered for sale before January 1, 2022 or during a Development Extension, if granted by Xerox, (d) Conduent Legacy Products, and (e) reasonable extensions of, or improvements on, all of the items described in clauses (a) through (d) of this definition.

“Conduent Future Products” means new products, services or offerings that (a) as of immediately prior to the Distribution, the BPO Business had a business plan to offer for commercial sale before January 1, 2020, and (b) are not reasonable extensions of, or improvements on, either Conduent Current Products or Conduent Legacy Products. Notwithstanding the foregoing, the Conduent Future Products shall not include Managed Print Services.

“Conduent Group” has the meaning ascribed thereto in the Separation Agreement.

“Conduent Indemnitees” has the meaning ascribed thereto in the Separation Agreement.

“Conduent Legacy Products” means products, services or offerings that: (a) are not actually offered by the BPO Business for commercial sale as of immediately prior to the Distribution, (b) were at one time prior to the Distribution actually offered for commercial sale by the BPO Business, and (c) Conduent will support after the Distribution, including providing warranty support, replacement components, repair services, bug fixes or meeting contractual support obligations. Notwithstanding the foregoing, the Conduent Legacy Products shall not include Managed Print Services.

“Conduent Patents” means the Conduent Tier 1 Patents and the Conduent Tier 2 Patents.

“Conduent Products” means all products, services or offerings of the businesses in which Conduent or any member of its Group is or hereafter becomes engaged, by, without limitation, designing, making, using, distributing, selling, offering for sale, leasing, licensing, importing, exporting, supplying, disposing of or otherwise distributing, through multiple tiers of distribution, such products, services or offerings. The term Conduent Products includes the Technology embodied in or used to produce or deliver the products, services or offerings referred to in the preceding sentence as well as marketing and other collateral materials related thereto. Notwithstanding the foregoing, the Conduent Products shall not include Managed Print Services.

“Conduent R&D Divisions” means the Conduent research and development divisions listed or described on Schedule D.

“Conduent R&D Projects” means (a) the Specified R&D Projects and (b) research or development projects underway prior to the Distribution within the Conduent R&D Divisions that are not reasonable extensions of, or improvements on, Conduent Current Products or Conduent Legacy Products. Notwithstanding the foregoing, Conduent R&D Projects shall not include research and development projects related to Managed Print Services.

“Conduent Restricted Patent” means any Patent under which Conduent is restricted from granting a license to Xerox pursuant to an agreement with a third party.

“Conduent Tier 1 Patents” means (a) the Transferred Tier 1 Patents, (b) Patents with a First Effective Filing Date after the Distribution Date that embody an invention disclosed in any of the Transferred Tier 1 IDs and (c) every other Patent with a First Effective Filing Date prior to one year after the Distribution Date, that is owned or controlled by Conduent or any member of its Group as of or after the Distribution and that as of or after the Distribution Conduent or any member of its Group has the right under such Patent to grant licenses to Xerox of the scope granted by Conduent and the members of the Conduent Group to Xerox and the members of the Xerox Group in Article IV of this Agreement without the payment of royalties or other consideration to any third parties (excluding employees of Conduent and employees of members of its Group); provided, however, that no Patent shall be considered a Conduent Tier 1 Patent if it is a Conduent Restricted Patent.

“Conduent Tier 2 Patents” means (a) the Transferred Tier 2 Patents, and (b) Patents with a First Effective Filing Date after the Distribution Date that embody an invention disclosed in any of the Transferred Tier 2 IDs; provided, however, that no Patent shall be considered a Conduent Tier 2 Patent if it is a Conduent Tier 1 Patent or a Conduent Restricted Patent.

“Consents” has the meaning ascribed thereto in the Separation Agreement.

“Copyrights” means copyrights, copyright registrations and applications therefor, moral rights and all other rights corresponding to the foregoing.

“Covenant Software” has the meaning ascribed thereto in Schedule J to this Agreement.

“Database Rights” means statutory and common law rights in databases and data collections (including knowledge databases, customer lists and customer databases) arising under the laws of any jurisdiction, whether registered or unregistered, and any applications for registration therefor.

“Development Extension” means, with respect to a Party’s Future Product or a Party’s R&D Project, an extension of the date by which such Future Product or a product, service or offering developed from such R&D Project must actually be sold commercially or be offered publicly for commercial sale to be included in the definition of that Party’s Primary Field. To obtain a Development Extension, the requesting Party must make its request in writing prior to January 1, 2020 and must provide a detailed description of the proposed Future Product and the duration of the Development Extension requested. The Party receiving a Development Extension request must respond within 30 days of receiving the request. The receiving Party’s consent to the other Party’s request for a Development Extension shall not be unreasonably withheld or delayed. The receiving Party’s failure to timely respond to a Development Extension request made in accordance with this provision will be deemed approval of the request.

“Distribution” has the meaning ascribed thereto in the Separation Agreement.

“Distribution Date” has the meaning ascribed thereto in the Separation Agreement.

“Divested Entity” has the meaning set forth in Section 8.02.

“Docket Files” means electronic and paper copies (including originals) of the following items to the extent they are in possession or control of Xerox or any member of its Group as of the Distribution Date with respect to each Transferred Patent: (a) assignment agreements from inventors to Xerox or any member of the Xerox Group or the Conduent Group, (b) declarations and powers of attorney relating to the prosecution of the Transferred Patents, (c) invention submissions, (d) correspondence with all patent offices together with a list, including contact information, of each counsel and agent responsible for the prosecution or maintenance of the Transferred Patents known to be in possession of Docket Files, and (e) the original ribbon copy issued by the United States Patent and Trademark Office, or, for foreign Patents, the original ribbon copy or certificate issued by the applicable Governmental Authority.

“Excluded R&D Projects” means the research and development projects listed or described on Schedule G.

“Final Determination” has the meaning ascribed thereto in the TMA.

“First Effective Filing Date” means the earliest effective filing date in the applicable country for any Patent or any Patent application. By way of example, it is understood that the First Effective Filing Date for a United States Patent is the earlier of (a) the actual filing date of the application which issued into the Patent or (b) the priority date under 35 U.S.C. §119 or §120 for such Patent.

“Future Product” means either a Xerox Future Product or a Conduent Future Product, as the context requires.

“Governmental Approvals” has the meaning ascribed thereto in the Separation Agreement.

“Governmental Authority” has the meaning ascribed thereto in the Separation Agreement.

“Group” has the meaning ascribed thereto in the Separation Agreement.

“Improvement” to any Intellectual Property Right or Technology means (a) with respect to Copyrights, any modifications, derivative works and translations of works of authorship in any medium, (b) with respect to Database Rights, any database that is created by extraction or use of another database and (c) with respect to Technology, any improvement or modification to the Trade Secrets that cover or are otherwise incorporated into such Technology.

“Indemnitee” has the meaning ascribed thereto in the Separation Agreement.

“Intellectual Property Liabilities” means all Liabilities relating to, arising out of or resulting from Intellectual Property Rights.

“Intellectual Property Rights” or “IPR” means the rights associated with the following anywhere in the world: (a) Patents; (b) Trade Secrets; (c) Copyrights; (d) Internet Properties; (e) Database Rights; (f) Trademarks; and (g) any similar, corresponding or equivalent rights to any of the foregoing. Intellectual Property Rights specifically excludes contractual rights (including license grants from third parties) and also excludes the tangible embodiment of any of the foregoing in subsections (a) – (g).

“Internet Properties” means uniform resource locators and registered internet domain names (including social media handles and Internet user names).

“ITU Applications” has the meaning ascribed thereto in Section 2.01 of this Agreement.

“Law” has the meaning ascribed thereto in the Separation Agreement.

“Liability” has the meaning ascribed thereto in the Separation Agreement.

“Licensed Conduent IPR” means (a) the Conduent Patents and (b) all Intellectual Property Rights other than Patents and Trademarks (i) that are owned by Conduent or a member of its Group immediately following the Distribution or (ii) to the extent that Conduent or any member of its Group has the right immediately following the Distribution to grant licenses to Xerox of the scope granted by Conduent to Xerox in the corresponding sections of Article IV without the payment of royalties or other consideration to any third parties (excluding employees of Conduent and employees of the members of its Group); provided, however, that no Intellectual Property Right shall be considered Licensed Conduent IPR if Conduent is restricted from granting Xerox a license under any such Intellectual Property Right pursuant to an agreement with a third party.

“Licensed Conduent Source Code” means source code versions of Conduent software included in Licensed Conduent IPR.

“Licensed Xerox IPR” means (a) the Xerox Patents and (b) all Intellectual Property Rights other than Patents and Trademarks (i) that are owned by Xerox or a member of its Group immediately following the Distribution or (ii) to the extent that Xerox or any member of its Group has the right immediately following the Distribution to grant licenses to Conduent of the scope granted by Xerox to Conduent in the corresponding sections of Article III without the payment of royalties or other consideration to any third parties (excluding employees of Xerox and employees of the members of its Group); provided, however, that no Intellectual Property Right shall be considered Licensed Xerox IPR if Xerox is restricted from granting Conduent a license under any such Intellectual Property Right pursuant to an agreement with a third party.

“Licensed Xerox Source Code” means source code versions of Xerox software included in Licensed Xerox IPR.

“Licensor” has the meaning set forth in Section 5.08.

“Managed Print Services” means a bundle of products or services offered directly or indirectly to a customer (or potential customer) primarily for the purpose of managing or optimizing the customer’s document output, which may include needs assessment; selective or general replacement of hardware; site optimization for performance, cost and service levels; management of devices (move, add, change, or dispose); management and delivery of supplies and consumables; provision of services, parts and supplies required to operate new or existing hardware; delivery of break or fix service; tracking and analysis of customer usage; and deployment of Xerox Service Management (XSM) tools including the XSM suite and related applications.

“Notifying Party” has the meaning set forth in Section 5.08.

“Party” means either party hereto, and “Parties” means both parties hereto.

“Patents” means patents, designs and utility models, and applications therefor (including any continuations, continuations-in-part, divisionals, reissues, renewals, extensions or modifications for any of the foregoing).

“Person” has the meaning ascribed thereto in the Separation Agreement.

“R&D Project” means either a Xerox R&D Project or a Conduent R&D Project, as the context requires.

“Retained Copyrights” means the Retained Tier 1 Copyrights and the Retained Tier 2 Copyrights.

“Retained Tier 1 Copyrights” means all Copyrights that are included in Licensed Xerox IPR (or would be included in Licensed Xerox IPR but for a restriction on licensing pursuant to an agreement with a third party) other than the Retained Tier 2 Copyrights, including Copyrights in or to (i) the software identified in Schedule C2 hereto under the heading “Retained Tier 1 Software”, and (ii) the projects (and associated research documentation) identified in Schedule C2 hereto under the heading “Retained Tier 1 Projects”. For the avoidance of doubt, Retained Tier 1 Copyrights do not include any Transferred Copyrights.

“Retained Tier 1 IDs” means every written invention disclosure submitted to the Xerox Intellectual Property Department on or before the Distribution Date other than the Transferred IDs and the Retained Tier 2 IDs.

“Retained Tier 1 Patents” means all Xerox Patents other than the Retained Tier 2 Patents.

“Retained Tier 1 Trade Secrets” means all Trade Secrets that are included in Licensed Xerox IPR (or would be included in Licensed Xerox IPR but for a restriction on licensing pursuant to an agreement with a third party) other than the Retained Tier 2 Trade Secrets, including Trade Secrets included in or embodied by (a) the Retained Tier 1 IDs; (b) the software identified in Schedule C2 hereto under the heading “Retained Tier 1 Software”, and (c) the projects (and associated research documentation) identified in Schedule C2 hereto under the heading “Retained Tier 1 Projects”. For the avoidance of doubt, Retained Tier 1 Trade Secrets do not include any Transferred Trade Secrets.

“Retained Tier 2 Copyrights” means all Copyrights in or to: (a) the software identified in Schedule C2 hereto under the heading “Retained Tier 2 Software” and (b) the projects (and associated research documentation) identified in Schedule C2 hereto under the heading “Retained Tier 2 Projects”.

“Retained Tier 2 IDs” means the Xerox invention disclosures identified in Schedule C1 hereto.

“Retained Tier 2 Patents” means the Xerox Patents identified in Schedule C1 hereto.

“Retained Tier 2 Trade Secrets” means (a) the Retained Tier 2 IDs, and (b) the Trade Secrets included in or embodied by (i) the software identified in Schedule C2 hereto under the heading as “Retained Tier 2 Software” and (ii) the projects (and associated research code and documentation) identified in Schedule C2 hereto under the heading “Retained Tier 2 Projects”.

“Retained Trade Secrets” means the Retained Tier 1 Trade Secrets and the Retained Tier 2 Trade Secrets.

“Security Interest” means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer or other encumbrance of any nature whatsoever.

“Software Derivatives” means a revision, reparation, adaptation, enhancement, modification, translation, localization, abridgment, condensation, expansion and any other form into which software may be transformed or ported.

“Specified Purchase IDs” means the invention disclosures identified in Schedule I hereto under the heading “Specified Purchase Patents and Specified Purchase IDs”.

“Specified Purchase Patents” means the Patents identified in Schedule I hereto under the heading “Specified Purchase Patents and Specified Purchase IDs”.

“Specified Purchase Price” has the meaning ascribed thereto in Schedule I to this Agreement.

“Specified Purchase Projects” means the projects (and associated research code and documentation) identified in Schedule I hereto under the heading “Specified Purchase Projects”.

“Specified R&D Projects” means the research and development projects listed or described on Schedule E.

“Spin-Off” has the meaning ascribed thereto in the Separation Agreement.

“Subsidiary” has the meaning ascribed thereto in the Separation Agreement.

“Technology” means tangible embodiments, whether in electronic, written or other media, of copyrightable works, technology (including designs, design and manufacturing documentation, engineering drawings, such as bill of materials, build instructions and test reports), sales documentation (such as marketing materials, installation manuals, service manuals, user manuals) schematics, algorithms, routines, software, databases, laboratory notebooks, development and lab equipment, processes, prototypes and devices. Technology does not include Intellectual Property Rights, including any Intellectual Property Rights in any of the foregoing.

“TLA” means the Trademark License Agreement dated as of the date of this Agreement among Xerox, Xerox Overseas, Inc. and Conduent.

“TMA” means the Tax Matters Agreement dated as of the date of this Agreement by and between Xerox and Conduent.

“Trade Secrets” means information, including a formula, pattern, compilation, program, device, method, technique or process, that (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, and all other rights in or to confidential business or technical information. For the avoidance of doubt, confidential invention disclosures shall be considered Trade Secrets.

“Trademarks” means trademarks and service marks, including common law marks, trade names, business names, designs, logos and trade dress, whether registered or unregistered, and the goodwill appurtenant to each of the foregoing.

“Transferred Copyrights” means Copyrights in or to the BPO Business Technology, whether registered or unregistered, that are owned by Xerox or a member of its Group as of immediately prior to the Distribution and that are primarily used in the BPO Business, including the Copyrights in or to the software and projects (and associated research code and documentation) identified in Schedule B2. Notwithstanding the foregoing, Transferred Copyrights do not include (a) Copyrights in Xerox Commercial Software; (b) Copyrights in works that are used exclusively in or relate exclusively to Xerox Products; (c) the Common Infrastructure Copyrights; or (d) the Retained Copyrights.

“Transferred Database Rights” means Database Rights in and to the BPO Business Technology that are owned by Xerox or a member of its Group as of immediately prior to the Distribution and that are primarily used in the BPO Business. Notwithstanding the foregoing, the Transferred Database Rights shall not include any Retained Copyrights or Retained Trade Secrets.

“Transferred IDs” means the Transferred Tier 1 IDs and the Transferred Tier 2 IDs.

“Transferred Intellectual Property Liabilities” means (a) all Liabilities relating to, arising out of or resulting from the Transferred Intellectual Property Rights and (b) the Conduent Common Infrastructure Liability Percentage of any Common Infrastructure Liabilities.

“Transferred Intellectual Property Rights” means (a) the Transferred Patents, (b) the Transferred Copyrights, (c) the Transferred Internet Properties, (d) the Transferred Database Rights, (e) the Transferred Trade Secrets (including, for the avoidance of doubt, the Transferred IDs) and (f) the Transferred Trademarks.

“Transferred Internet Properties” means Internet Properties (a) identified in Schedule B3 or (b) primarily used by the BPO Business, in each case except for trademarks containing “Xerox,” or “XBS” or any transliteration or translation thereof; any version of the “Xerox and Design” logo; or the “Xerox Signature”.

“Transferred Patents” means the Transferred Tier 1 Patents and the Transferred Tier 2 Patents.

“Transferred Tier 1 Copyrights” means all Copyrights that are included in Licensed Conduent IPR (or would be included in Licensed Conduent IPR but for a restriction on licensing pursuant to an agreement with a third party) other than the Transferred Tier 2 Copyrights, including all Copyrights in or to: (a) the software identified in Schedule B2 hereto under the heading “Transferred Tier 1 Software” and (b) the projects (and associated research code and documentation) identified in Schedule B2 hereto under the heading “Transferred Tier 1 Projects”. For the avoidance of doubt, Copyrights in or to any application that incorporates or utilizes core tools that are included in Transferred Tier 1 Copyrights shall not be considered Transferred Tier 1 Copyrights unless, independent of such application’s associated core tools, (i) the Copyrights in the application itself would qualify as Transferred Tier 1 Copyrights under the immediately preceding sentence, or (ii) the application itself is primarily used by the BPO Business and is not identified in Schedule C2 hereto.

“Transferred Tier 1 IDs” means the invention disclosures identified in Schedule B1 hereto under the heading “Transferred Tier 1 Patents and Transferred Tier 1 IDs”.

“Transferred Tier 1 Patents” means the Patents identified in Schedule B1 hereto under the heading “Transferred Tier 1 Patents and Transferred Tier 1 IDs”.

“Transferred Tier 1 Trade Secrets” means, except for the Transferred Tier 2 Trade Secrets, all Trade Secrets that are included the Licensed Conduent IPR (or would be included in Licensed Conduent IPR but for a restriction on licensing pursuant to an agreement with a third party), including all Trade Secrets included in or embodied by: (a) the Transferred Tier 1 IDs; (b) the software identified in Schedule B2 hereto under the heading “Transferred Tier 1 Software” and (c) the research projects (and associated research code and documentation) identified in Schedule B2 hereto under the heading “Transferred Tier 1 Projects”. For the avoidance of doubt, Trade Secrets included in or embodied by any application that incorporates or utilizes core tools that are included in Transferred Tier 1 Trade Secrets shall not be considered Transferred Tier 1 Trade Secrets unless, independent of such application’s associated core tools, (i) the Trade Secrets in the application itself would qualify as Transferred Tier 1 Trade Secrets under the immediately preceding sentence, or (ii) the application itself is primarily used by the BPO Business and is not identified in Schedule C2 hereto.

“Transferred Tier 2 Copyrights” means all Copyrights in or to: (a) the software identified in Schedule B2 to this Agreement under the heading “Transferred Tier 2 Software” and (b) the projects (and associated research documentation) identified in Schedule B2 hereto under the heading “Transferred Tier 2 Projects”. For the avoidance of doubt, Copyrights in or to any application that incorporates or utilizes core tools that are included in Transferred Tier 2 Copyrights shall not be considered Transferred Tier 2 Copyrights unless, independent of such application’s associated core tools, (i) the Copyrights in the application itself would qualify as Transferred Tier 2 Copyrights under the immediately preceding sentence, or (ii) the application itself is primarily used by the BPO Business and is not identified in Schedule C2 hereto.

“Transferred Tier 2 IDs” means the invention disclosures identified in Schedule B1 hereto under the heading “Transferred Tier 2 Patents and Transferred Tier 2 IDs”.

“Transferred Tier 2 Patents” means the Patents identified in Schedule B1 hereto under the heading “Transferred Tier 2 Patents and Transferred Tier 2 IDs”.

“Transferred Tier 2 Trade Secrets” means the Trade Secrets included in or embodied by: (a) the Transferred Tier 2 IDs; (b) the software identified in Schedule B2 hereto under the heading “Transferred Tier 2 Software”; and (c) the projects (and associated research documentation) identified in Schedule B2 hereto under the heading “Transferred Tier 2 Projects”. For the avoidance of doubt, Trade Secrets included in or embodied by any application that incorporates or utilizes core tools that are included in Transferred Tier 2 Trade Secrets shall not be considered Transferred Tier 2 Trade Secrets unless, independent of such application’s associated core tools, (i) the Trade Secrets in the application itself would qualify as Transferred Tier 2 Trade Secrets under the immediately preceding sentence, or (ii) the application itself is primarily used by the BPO Business and is not identified in Schedule C2 hereto.

“Transferred Trade Secrets” means the Trade Secrets known to the Parties that are owned by Xerox or a member of its Group as of immediately prior to the Distribution and that are primarily used by the BPO Business, including the Transferred

Tier 1 Trade Secrets and the Transferred Tier 2 Trade Secrets. For the avoidance of doubt, Transferred Trade Secrets do not include: (a) any Trade Secrets that are used exclusively in or relate exclusively to Xerox Products; (b) Common Infrastructure Trade Secrets; or (c) Retained Trade Secrets.

“Transferred Trademarks” means all Trademarks which prior to the Distribution Date were used solely with regard to products, services and offerings of the BPO Business, including those trademarks identified in Schedule B4, except for trademarks containing “Xerox,” or “XBS” or any transliteration or translation thereof; any version of the “Xerox and Design” logo; or the “Xerox Signature”; all of which are and shall remain owned by Xerox.

“Xerox Business” has the meaning ascribed thereto in the Separation Agreement.

“Xerox Commercial Software” means software that, as of immediately prior to the Distribution, the Xerox Business had (a) released to one or more third parties for commercial sale, licensing, distribution or (if applicable) beta testing, or (b) used to offer or provide a commercial service to one or more third parties, including software as a service and hosted solutions.

“Xerox Common Infrastructure Liability Percentage” means 50%.

“Xerox Current Products” means products, services or offerings, including Managed Print Services, actually sold or offered by the Xerox Business for commercial sale as of immediately prior to the Distribution.

“Xerox Field” means (a) Xerox Current Products, (b) Xerox Future Products which are either actually sold or publicly offered for sale by Xerox before January 1, 2020 or during a Development Extension, if granted by Conduent, (c) Xerox’s new products, services or offerings which are (i) developed from a Xerox R&D Project and (ii) either actually sold or publicly offered for sale before January 1, 2022 or during a Development Extension, if granted by Conduent, (d) Xerox Legacy Products, and (e) reasonable extensions of, or improvements on, all of the items described in clauses (a) through (d) of this definition.

“Xerox Future Products” means new products, services or offerings, including Managed Print Services, that (a) as of immediately prior to the Distribution, the Xerox Business had a business plan to offer for commercial sale before January 1, 2020, and (b) are not reasonable extensions of, or improvements on, either Xerox Current Products or Xerox Legacy Products.

“Xerox Group” has the meaning ascribed thereto in the Separation Agreement.

“Xerox Indemnitees” has the meaning ascribed thereto in the Separation Agreement.

“Xerox Legacy Products” means products, services or offerings, including Managed Print Services, that: (a) are not actually offered by the Xerox Business for commercial sale as of immediately prior to the Distribution, (b) were at one time prior to the Distribution actually offered for commercial sale by the Xerox Business and (c) Xerox will support after the Distribution, including providing warranty support, replacement components, repair services, bug fixes or meeting contractual support obligations.

“Xerox Patents” means every Patent other than the Transferred Patents (a) with a First Effective Filing Date prior to one year after the Distribution Date, or (b) with a First Effective Filing Date after the Distribution Date which embodies an invention described in a written invention disclosure submitted to the Xerox Intellectual Property Law Department on or before the Distribution Date, that is owned or controlled by Xerox or any member of its Group as of or after the Distribution and that as of or after the Distribution Xerox or any member of its Group has the right under such Patent to grant licenses to Conduent of the scope granted by Xerox and the members of the Xerox Group to Conduent and the members of the Conduent Group in Article III of this Agreement without the payment of royalties or other consideration to any third parties (excluding employees of Xerox and employees of members of its Group); provided, however, that no Patent shall be considered a Xerox Patent if it is a Xerox Restricted Patent.

“Xerox Products” means all products, services or offerings, including Managed Print Services, of the businesses in which Xerox or any member of its Group is or hereafter becomes engaged, by, without limitation, designing, making, using, distributing, selling, offering for sale, leasing, licensing, importing, exporting, supplying, disposing of or otherwise distributing, through multiple tiers of distribution, such products, services or offerings, including the business of making (but not having made) third party products for third parties when Xerox or any member of its Group is acting as a contract manufacturer or foundry for such third parties. The term Xerox Products includes the Technology embodied in or used to make or deliver the products, services or offerings referred to in the preceding sentence as well as marketing and other collateral materials related thereto.

“Xerox R&D Divisions” means the Xerox research and development divisions listed or described on Schedule F.

“Xerox R&D Projects” means (a) the Excluded R&D Projects and (b) research or development projects underway prior to the Distribution within the Xerox R&D Divisions that are not reasonable extensions of, or improvements on, Xerox Current Products or Xerox Legacy Products.

“Xerox Restricted Patent” means any Patent under which Xerox is restricted from granting a license to Conduent pursuant to an agreement with a third party.

ARTICLE II

TRANSFERRED INTELLECTUAL PROPERTY RIGHTS AND TECHNOLOGY AND ASSUMPTION OF LIABILITIES

SECTION 2.01. Assignment of Intellectual Property Rights. (a) Subject to the terms and conditions of this Agreement, effective as of the Distribution, Xerox hereby sells, assigns, transfers and conveys, and agrees to cause the members of its Group to hereby, sell, assign, transfer and convey, to Conduent all of the right, title and interest of the Xerox Group in, to and under all Transferred Intellectual Property Rights, subject to the licenses granted to Xerox and the members of its Group in Article IV below and all other licenses granted or that a Party has an obligation to grant under any such Intellectual Property Rights existing and in full force and effect as of immediately prior to the Distribution (subject to the terms and conditions contained in each such license). Without limitation to the generality of the foregoing, with respect to any United States intent-to-use trademark applications included in the Transferred Intellectual Property Rights (“ITU Applications”), the assignment granted hereunder accompanies the transfer of the business or portion of the business of the assignor to which such ITU Applications pertain, and that business is ongoing and existing, or the transfer of such ITU Applications shall not be effective until the expiration of any period during which the assignment thereof would impair, under applicable federal law, the registrability of such ITU Applications or the validity or enforceability of registrations issuing from such ITU Applications. The assignment of Transferred Intellectual Property Rights herein includes all of Xerox’s and its Group members’ right, title and interest in and to any and all proceeds, causes of action and rights of recovery against third parties for past and future infringement, misappropriation or other violation or impairment of any of the Transferred Intellectual Property Rights. The Parties shall, and shall cause their respective Group members (as applicable) to, execute intellectual property assignments in a form substantially similar to that attached as Schedule A1 (the “Patent Assignment Agreement”), Schedule A2 (the “Trademark Assignment Agreement”), and Schedule A3 (the “Copyright Assignment”), as well as such additional case specific assignments as deemed appropriate to carry out the intent of the Parties, as applicable (collectively, the “Intellectual Property Assignment Agreements”), for recordation with the appropriate Governmental Authority.

(b) Recording Change of Ownership of the Transferred Intellectual Property Rights. Conduent shall have the sole responsibility, at its sole cost and expense, to file the Intellectual Property Assignment Agreements and any other forms or documents as required to record the assignment of any Transferred Intellectual Property Rights from Xerox and the members of its Group to Conduent; provided, however, that, upon written request, Xerox shall provide reasonable assistance to Conduent to record the assignment, at Conduent’s sole cost and expense.

(c) Responsibility for Transferred Patents. Xerox shall pay all fees incurred and respond to all office actions due with respect to the Transferred Patents up to and including the Distribution Date. Conduent shall, in its sole discretion, pay all fees incurred and respond to all office actions due with respect to the Transferred Patents after the Distribution Date. At or prior to the Distribution, Xerox shall provide Conduent with a listing, in a form to be agreed upon by the Parties, of: (i) all known responses to office actions and fees due with respect to the Transferred Patents in all relevant jurisdictions with due dates within 120 days of the Distribution Date; and (ii) a copy of all hard-copy or digitally stored Docket Files relating to the Transferred Patents, unless such files are in the possession of Xerox’s outside counsel or agents, in which case Xerox shall send written instructions to its counsel and agents directing them to act in accordance with Conduent’s instructions with respect to such files.

(d) Purchase of Certain Transferred Patents. The Parties hereby expressly agree that, as consideration for the sale, assignment, transfer and conveyance of the Specified Purchase Patents, Specified Purchase IDs and Specified Purchase Projects included in the Transferred Intellectual Property Rights pursuant to this Section 2.01, Conduent (or any applicable member of its Group) shall pay to Xerox (or any applicable member of its Group) an amount equal to the Specified Purchase Price, at such time and by such method as shall reasonably be agreed by the Parties.

SECTION 2.02. Common Infrastructure Copyrights. (a) Common Infrastructure Copyrights shall be co-owned by Xerox and Conduent. Accordingly, each Party, or the applicable member of its Group, transfers and assigns (as assignor) to the other Party (as assignee), effective as of the Distribution Date, an undivided one-half part of the whole right, title, and interest in Common Infrastructure Copyrights owned by the assignor as of the Distribution Date, such undivided one-half part to be held and enjoyed by the assignee, as fully and entirely as the same would have been held and enjoyed by the assignor if this transfer had not been made. Upon a Party’s written request, the other Party (and, to the extent necessary, the members of its Group) shall execute documents confirming the assignment of such co-ownership interest to the requesting Party. Subject to Article VI, each co-owner shall be free to exploit the Common Infrastructure Copyrights without further consent and without accounting to the other co-owner. Each Party shall indemnify, defend and hold harmless the other Party, each other member of the other Party’s Group, and each of their respective former and current directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing from and against any and all Liabilities arising out of or resulting from the indemnifying Party’s or any member of its Group’s exploitation of the Common Infrastructure Copyrights following the Distribution.

(b) The Parties acknowledge that some of the materials associated with Common Infrastructure Copyrights (e.g., documents, PowerPoint slides, photo libraries, etc.) may also contain third party-owned copyrighted material (“3POCM”) such as fonts, images and graphics, which are licensed to a Party. This provision therefore does not extend to such 3POCM, and each Party is solely responsible for obtaining its own licenses to the 3POCM. Each Party shall indemnify, defend and hold harmless the other Party, each other member of the other Party’s Group, and each of their respective former and current directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing from and against any and all claims by third parties arising out of or relating to the indemnifying Party’s or any member of its Group’s use or exploitation of 3POCM following the Distribution.

(c) Notwithstanding the foregoing, and except as expressly permitted by the TLA, the use of any Common Infrastructure Copyrights by or for one Party, and any works related to, or based upon, any of the Common Infrastructure Copyrights, may not contain any references to the other Party or any member of its Group (or any of its or their marks, names, trade dress, logos or other source or business identifiers), the other Party’s or any member of its Group’s publications, personnel (including senior management) or management structures, or any other indication (other than the verbatim or paraphrased reproduction of the content) that such works are based upon any Common Infrastructure Copyrights that originated with the other Party or any member of its Group.

(d) Neither Xerox nor Conduent shall have any obligation to the other to (i) notify of any changes or proposed changes to any of the Common Infrastructure Copyrights, (ii) include the other in any consideration of proposed changes to any of the Common Infrastructure Copyrights, (iii) provide draft changes of any of the Common Infrastructure Copyrights to the other for review or comment or (iv) provide the other with any updated materials relating to any of the Common Infrastructure Copyrights.

SECTION 2.03. Common Infrastructure Trade Secrets. Common Infrastructure Trade Secrets shall be co-owned by Xerox and Conduent. Accordingly, each Party, or the applicable member of its Group, transfers and assigns (as assignor) to the other Party (as assignee), effective as of the Distribution Date, an undivided one-half part of the whole right, title, and interest in Common Infrastructure Trade Secrets owned by the assignor as of the Distribution Date, such undivided one-half part to be held and enjoyed by the assignee, as fully and entirely as the same would have been held and enjoyed by the assignor if this transfer had not been made. Upon a Party’s written request, the other Party (and, to the extent necessary, the members of its Group) shall execute documents confirming the assignment of such co-ownership interest to the requesting Party. Subject to Article VI, below, each co-owner shall be free to exploit the Common Infrastructure Trade Secrets without further consent and without accounting to the other co-owner. Notwithstanding the foregoing, neither of the joint owners (Conduent, Xerox) shall make a Common Infrastructure Trade Secret public or otherwise destroy or impair the Trade Secret status of a Common Infrastructure Trade Secret without the advance, written consent of the other joint owner. Each Party shall indemnify, defend and hold harmless the other Party, each other member of the other Party’s Group, and each of their respective former and current directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing from and against any and all Liabilities arising out of or resulting from the indemnifying Party’s or any member of its Group’s exploitation of the Common Infrastructure Trade Secrets following the Distribution.

SECTION 2.04. Acceptance and Assumption of Transferred Intellectual Property Liabilities. Subject to the terms and conditions of this Agreement, effective as of the Distribution, Conduent shall, and shall cause the applicable members of its Group to, accept, assume and agree faithfully to perform, discharge and fulfill the Transferred Intellectual Property Liabilities in accordance with their respective terms. Conduent shall, and shall cause the applicable members of its Group to, be responsible for all Transferred Intellectual Property Liabilities, regardless of when or where such Transferred

Intellectual Property Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Distribution, regardless of where or against whom such Transferred Intellectual Property Liabilities are asserted or determined or whether asserted or determined prior to the date of this Agreement. Notwithstanding the foregoing, for the avoidance of doubt, the scope of Conduent’s obligations with respect to any Common Infrastructure Liabilities shall be co-extensive with, and not greater than, the scope of Xerox’s obligations with respect to Common Infrastructure Liabilities.

SECTION 2.05. Acceptance and Assumption by Xerox of Common Infrastructure Liabilities. Subject to the terms and conditions of this Agreement, effective as of the Distribution, Xerox shall, and shall cause the applicable members of its Group to, accept, assume and agree faithfully to perform, discharge and fulfill the Xerox Common Infrastructure Liability Percentage of any Common Infrastructure Liabilities in accordance with their respective terms. Xerox shall, and shall cause the applicable members of its Group to, be responsible for the Xerox Common Infrastructure Liability Percentage of any Common Infrastructure Liabilities, regardless of where such Common Infrastructure Liabilities arose, or whether such Common Infrastructure Liabilities are asserted or determined prior to or after the date of this Agreement.

SECTION 2.06. Delayed Transfers; Wrong Pockets. (a) In the event that it is discovered after the Distribution that there was an omission of (i) the transfer or conveyance by Xerox (or a member of the Xerox Group) or the acceptance or assumption by Conduent (or a member of the Conduent Group) of any Transferred Intellectual Property Right, Transferred Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability, as the case may be, or (ii) the transfer or conveyance by one Party (or any other member of its Group) to, or the acceptance or assumption by, the other Party (or any other member of its Group) of any Intellectual Property Right, Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability, as the case may be, that, had the Parties given specific consideration to such Intellectual Property Right, Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability prior to the Distribution, would have otherwise been so transferred, conveyed, accepted or assumed, as the case may be, pursuant to this Agreement, the Parties shall use reasonable best efforts to promptly effect such transfer, conveyance, acceptance or assumption of such Intellectual Property Right, Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability. Any transfer, conveyance, acceptance or assumption made pursuant to this Section 2.06(a) shall be treated by the Parties for all purposes as if it had occurred as of the Distribution, except as otherwise required by applicable Law or a Final Determination.

(b) In the event that it is discovered after the Distribution that there was a transfer or conveyance by Xerox (or a member of the Xerox Group) to, or the acceptance or assumption by, Conduent (or a member of the Conduent Group) of any Transferred Intellectual Property Right, Transferred Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability, as the case may be, that should not have been transferred, the Parties shall use reasonable best efforts to promptly transfer or convey such Transferred Intellectual Property Right, Transferred

Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability back to the transferring or conveying Party or to rescind any acceptance or assumption of such Transferred Intellectual Property Right, Transferred Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability, as the case may be. Any transfer or conveyance made or acceptance or assumption rescinded pursuant to this Section 2.06(b) shall be treated by the Parties for all purposes as if such Transferred Intellectual Property Right, Transferred Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability had never been originally transferred, conveyed, accepted or assumed, as the case may be, except as otherwise required by applicable Law or a Final Determination.

(c) To the extent that any transfer or conveyance of any Intellectual Property Right or Common Infrastructure Right or acceptance or assumption of any Intellectual Property Liability or Common Infrastructure Liability required by this Agreement to be so transferred, conveyed, accepted or assumed shall not have been effected as of the Distribution Date, the Parties shall use reasonable best efforts to effect such transfer, conveyance, acceptance or assumption as promptly following the Distribution Date as shall be practicable. Nothing in this Agreement shall be deemed to require the transfer or conveyance of any Intellectual Property Rights or Common Infrastructure Rights or the acceptance or assumption of any Intellectual Property Liabilities or Common Infrastructure Liabilities which by their terms or operation of Law cannot be so transferred, conveyed, accepted or assumed; provided, however, that the Parties shall use reasonable best efforts to obtain any necessary Consents for the transfer, conveyance, acceptance or assumption (as applicable) of all Transferred Intellectual Property Rights, Transferred Intellectual Property Liabilities, Common Infrastructure Rights and Common Infrastructure Liabilities required by this Agreement to be so transferred, conveyed, accepted or assumed; provided further that neither Party nor any member of its Group shall be required to contribute capital, pay or grant any consideration or concession in any form (including providing any letter of credit, guaranty or other financial accommodation) to any Person in order to obtain or make any such Consent. In the event that any such transfer, conveyance, acceptance or assumption (as applicable) has not been completed effective as of and after the Distribution Date, the Party retaining such Transferred Intellectual Property Right, Transferred Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability (or the member of the Party’s Group retaining such Transferred Intellectual Property Right, Transferred Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability) shall thereafter hold such Intellectual Property Right or Common Infrastructure Right for the use and benefit of the Party entitled thereto (at the expense of the Party entitled thereto) and retain such Intellectual Property Liability or Common Infrastructure Liability for the account, and at the expense, of the Party by whom such Intellectual Property Liability or Common Infrastructure Liability should have been assumed or accepted pursuant to this Agreement, and take such other actions as may be reasonably requested by the Party to which such Intellectual Property Right or Common Infrastructure Right should have been transferred or conveyed, or by whom such Intellectual Property Liability or Common Infrastructure Liability should have been assumed or accepted, as the case may be, in order to place such Party, insofar as reasonably possible, in the same position as would have existed had such Transferred

Intellectual Property Right, Transferred Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability been transferred, conveyed, accepted or assumed (as applicable) as contemplated by this Agreement, including possession, use, risk of loss, potential for gain/loss and control over such Transferred Intellectual Property Right, Transferred Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability. As and when any such Transferred Intellectual Property Right, Transferred Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability becomes transferable, the Parties shall use reasonable best efforts to promptly effect such transfer, conveyance, acceptance or assumption (as applicable). Any transfer, conveyance, acceptance or assumption made pursuant to this Section 2.06(c) shall be treated by the Parties for all purposes as if it had occurred as of the Distribution Date, except as otherwise required by applicable Law or a Final Determination.

(d) The Party retaining any Transferred Intellectual Property Right, Transferred Intellectual Property Liability, Common Infrastructure Right or Common Infrastructure Liability due to the deferral of the transfer and conveyance of such Intellectual Property Right or Common Infrastructure Right or the deferral of the acceptance and assumption of such Intellectual Property Liability or Common Infrastructure Liability pursuant to this Section 2.06 or otherwise shall not be obligated by this Agreement, in connection with this Section 2.06, to expend any money or take any action that would require the expenditure of money (other than reasonable out-of-pocket expenses, attorneys’ fees and recording or similar fees, all of which shall be promptly reimbursed by the Party or the member of the Party’s Group entitled to such Intellectual Property Right or Common Infrastructure Right or intended to assume such Intellectual Property Liability or Common Infrastructure Liability, as applicable) unless and to the extent the Party or the member of the Party’s Group entitled to such Intellectual Property Right or Common Infrastructure Right or intended to assume such Intellectual Property Liability or Common Infrastructure Liability, as applicable, advances or agrees to reimburse it for the applicable expenditures.

ARTICLE III

LICENSES FROM XEROX TO CONDUENT

SECTION 3.01. License Grants. Xerox hereby grants, and agrees to cause the members of the Xerox Group to hereby grant, to Conduent and the members of the Conduent Group the following personal, irrevocable (except as set forth in Article VIII and Article IX), non-exclusive (except as set forth in Section 3.01(a) of Schedule H), worldwide, royalty-free and non-transferable (except as set forth in Article VIII) licenses under the Licensed Xerox IPR subject to the terms of this Agreement as follows:

(a) Patents.

(i) Under the Retained Tier 1 Patents that are included in Licensed Xerox IPR, to do the following with regard to Conduent Products solely within the Conduent Field: (A) to make (including the right to practice any methods, processes and procedures), (B) to have made (subject to Section 3.02), and (C) to use, lease, sell, offer for sale and import.

(ii) Under the Retained Tier 2 Patents that are included in Licensed Xerox IPR, solely for uses in accordance with the license terms set forth in Section 3.01(a) of Schedule H hereto.

(iii) The Xerox Patent licenses set forth in this Section 3.01(a) shall terminate, with respect to each individual licensed Xerox Patent, upon the expiration of its term.

(b) Trademarks. As to certain Trademarks owned by Xerox or the members of its Group as of the Distribution Date, Xerox agrees to grant, and to cause Xerox Overseas, Inc. to grant, Conduent a license as set forth in the TLA. To the extent there is a conflict between the terms of this Agreement and the TLA, the terms of the TLA shall control.

(c) Copyrights.

(i) Under the Retained Tier 1 Copyrights that are included in Licensed Xerox IPR, (A) to reproduce and have reproduced (subject to Section 3.02) the works of authorship included therein and derivative works thereof prepared by or on behalf of Conduent, in whole or in part, solely as part of Conduent Products in the Conduent Field, (B) to prepare derivative works or have derivative works prepared for it based upon such works of authorship solely to create Conduent Products in the Conduent Field, (C) to distribute (by any means and using any technology, whether now known or unknown) copies of the works of authorship included therein (and derivative works thereof prepared by or on behalf of Conduent) to the public by sale or other transfer of ownership or by rental, lease or lending, solely as part of Conduent Products in the Conduent Field, (D) to perform (by any means and using any technology, whether now known or unknown, including electronic transmission) and display the works of authorship included therein (and derivative works thereof prepared by or on behalf of Conduent), in all cases solely as part of Conduent Products in the Conduent Field, and (E) to use such works of authorship (and derivative works thereof prepared by or on behalf of Conduent) to design, develop, make and have made (subject to Section 3.02), sell and support solely as part of Conduent Products in the Conduent Field.

(ii) Under the Retained Tier 2 Copyrights that are included in Licensed Xerox IPR, solely for uses in accordance with the license terms set forth in Section 3.01(c) of Schedule H hereto.

(iii) The Copyright licenses set forth in this Section 3.01(c) shall terminate, with respect to each individual licensed Copyright, upon the expiration of its term.

(iv) The Parties acknowledge that some of the materials licensed under this Section 3.01(c) (e.g., documents, PowerPoint slides, photo libraries, etc.) also contain 3POCM such as fonts, images and graphics, which are licensed to Xerox but that might not be sub-licensable to Conduent. The license granted under this Section 3.01(c), therefore, does not extend to the use of such 3POCM, and Conduent is solely responsible for obtaining its own licenses to the 3POCM. Conduent shall also indemnify, defend and hold harmless Xerox, each other member of the Xerox Group, and each of their respective former and current directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing from and against any and all claims by third parties arising out of or relating to Conduent’s or any member of its Group’s use or exploitation of the 3POCM following the Distribution.

(d) Database Rights. Under the Database Rights that are included in Licensed Xerox IPR, solely to extract data from the databases included therein and to use such data (and Improvements thereof prepared by or on behalf of Conduent) solely to design, develop, make and have made (subject to Section 3.02), sell and support Conduent Products in the Conduent Field. The license set forth in this Section 3.01(d) shall expire upon expiration of the term of each licensed Database Right unless terminated earlier by operation of Law.

(e) Trade Secrets.

(i) Under the Retained Tier 1 Trade Secrets that are included in Licensed Xerox IPR, solely to design, develop, make and have made (subject to Section 3.02), sell and maintain Conduent Products in the Conduent Field.

(ii) Under the Retained Tier 2 Trade Secrets that are included in Licensed Xerox IPR, solely for uses in accordance with the license terms set forth in Section 3.01(e) of Schedule H hereto.

(iii) Since laboratory notebooks being retained by Xerox may contain information about a mix of Xerox and Conduent IPR, Xerox shall retain such laboratory notebooks in accordance with Xerox’s current retention policy for Xerox laboratory notebooks, and Xerox shall provide Conduent with timely access to such laboratory notebooks during normal business hours upon reasonable request. The Trade Secret licenses set forth in this Section 3.01(e) shall continue until a valid occurrence of an exception to the confidentiality obligations set forth in Section 7.09 of the Separation Agreement or Section 6.03 below.

(f) Third-Party Licenses. With respect to Intellectual Property Rights licensed to Xerox or the members of its Group by a third party, the license grants set forth in this Article III shall be subject to all of the terms, conditions and restrictions set forth in the relevant license agreement between Xerox (or a member of its Group, as the case may be) and such third party. Licenses to Conduent under Intellectual Property Rights owned by a third party shall expire or terminate on the expiration or termination of the term of the corresponding license agreement between such third party and Xerox (or the member of its Group, as the case may be).

(g) Access Methods. Conduent acknowledges and agrees that, subsequent to the Distribution Date, Conduent and the members of its Group may no longer use de-encryption algorithms or other access methods that were previously provided by Xerox to internal Xerox users to enable those internal Xerox users to use locked or encrypted copies of Xerox Commercial Software or other software, except to the extent necessary to continue using those copies rightfully in use before the Distribution Date. Xerox acknowledges and agrees to allow Conduent, or a member of its Group, after the Distribution Date, reasonable access to any of the Licensed Xerox IPR, materials or data licensed to them in this Article III.

(h) Software. Without limiting the generality of the foregoing licenses granted in this Section 3.01, or the transfer of rights with respect to software transferred to Conduent pursuant to the Separation Agreement, such licenses include the right to use, modify (including creating Software Derivatives), and reproduce in source code and object code form such software (and Improvements thereof made by or on behalf of Conduent) solely to create Conduent Products in the Conduent Field, and to sell and maintain such software, in source code and object code form, as part of such Conduent Products.

(i) Termination of Licenses to a Non-Group Member. Except as otherwise expressly set forth herein, any and all licenses granted by Xerox to a member of the Conduent Group hereunder shall terminate immediately at the time such entity ceases to be a member of the Conduent Group.

SECTION 3.02. Have Made Rights. Subject to Section 3.02 of Schedule H hereto, the licenses to Conduent and the members of its Group in Section 3.01 above include the right to have contract manufacturers and foundries manufacture Conduent Products based substantially on Conduent designs, solely for Conduent or the members of its Group (including private label or OEM versions of such Conduent Products) solely within the Conduent Field, and are not intended to include foundry or contract manufacturing activities that Conduent or any member of its Group may undertake on behalf of third parties, whether directly or indirectly.

SECTION 3.03. Sublicenses. The licenses granted to Conduent and the members of its Group in Section 3.01 above shall not include any right to grant any sublicenses except as follows:

(a) Group Members. Conduent may grant sublicenses to members of its Group, even if they become members of its Group after the Distribution Date, solely within the scope of its licenses in Section 3.01 above and with no right for such members of its Group to grant further sublicenses other than (i) to another member of the Conduent Group, even if it becomes a member of the Conduent Group after the Distribution Date; provided, however, that any such sublicense shall only be effective for such time as such entity remains a member of the Conduent Group, and (ii) as provided in Section 3.03(c), below.

(b) Duration. Any sublicense granted pursuant to Section 3.03(a) above may be made effective retroactively, but shall not be effective for any time prior to the sublicensee becoming a member of the Conduent Group, and shall only be effective for such times that such entity remains a member of the Conduent Group.

(c) For Resale and End Users. Conduent and the members of its Group may grant sublicenses to its distributors, resellers, OEM (Original Equipment Manufacturer) customers, VAR (Value-added Reseller) customers, VAD (Value-added Distributor) customers, downstream systems integrators and other downstream channels of distribution solely with respect to the distribution of Conduent Products to end users and solely within the scope of the licenses set forth in Section 3.01(c) and Section 3.01(d) above with no further right to sublicense; provided, however, that any such sublicense by a member of the Conduent Group shall only be effective for such times that such sublicensing entity remains a member of the Conduent Group.

SECTION 3.04. Improvements. As between Xerox and the members of its Group on the one hand, and Conduent and the members of its Group on the other hand, Conduent and the members of its Group hereby retain all right, title and interest, including all Intellectual Property Rights and Common Infrastructure Rights, in and to any Improvements made by or on behalf of Conduent or the members of its Group from and after the Distribution Date (a) to any of the Transferred Intellectual Property Rights and Common Infrastructure Copyrights, or Technology related thereto, or (b) in the exercise of the licenses granted to it by Xerox and the members of its Group in this Article III, subject in each case only to the ownership interests of Xerox, the members of its Group and third parties in the underlying Intellectual Property Rights that are improved. Conduent shall not have any obligation under this Agreement to notify Xerox or the members of the Xerox Group of any such Improvements made by or on behalf of it or the members of its Group or to disclose or license any such Improvements to Xerox or the members of its Group.

SECTION 3.05. Xerox Restricted Patents. Xerox hereby covenants on its own behalf and on behalf of the members of its Group that, unless obligated to do so by any third party agreement existing as of the Distribution Date, it will not assert against Conduent or any member of the Conduent Group any Xerox Restricted Patent to the extent that it would have been licensed hereunder but for the restriction against Xerox or the members of the Xerox Group licensing such Patent to Conduent contained in a third party agreement. Such covenant shall only be with respect to any conduct that would have otherwise been licensed hereunder. Such covenant shall be effective to the extent permitted by the third party agreement.

SECTION 3.06. Infrastructure Grant. Subject to the terms of this Agreement, Xerox hereby grants, and agrees to cause the members of the Xerox Group to hereby grant, to Conduent and the members of the Conduent Group a personal, irrevocable (except as set forth in Article VIII and Article IX), non-exclusive, worldwide, royalty-free and non-transferable (except as set forth in Article VIII) license under the Licensed Xerox IPR to use, compile, execute, display, perform, modify, maintain, repair, reproduce, support and translate Technology of Xerox, or a member of the Xerox Group, or Conduent, or a member of the Conduent Group, in existence as of the Distribution Date, and reasonable extensions of or improvements thereto, for carrying out internal business operations of the BPO Business to the extent that (i) such Technology was used by the BPO Business as of or prior to the Distribution Date in such internal business operations, and (ii) no Xerox Current Product that is made available to Conduent on commercially reasonable terms by Xerox is a reasonable substitute for such Technology.

ARTICLE IV

LICENSES FROM CONDUENT TO XEROX

SECTION 4.01. License Grants. Conduent hereby grants, and agrees to cause the members of the Conduent Group to hereby grant, to Xerox and the members of the Xerox Group the following personal, irrevocable (except as set forth in Article VIII and Article IX), non-exclusive, worldwide, royalty-free and non-transferable (except as set forth in Article VIII) licenses under the Licensed Conduent IPR subject to the terms of this Agreement as follows:

(a) Patents.

(i) Under the Conduent Tier 1 Patents that are included in Licensed Conduent IPR, to do the following with regard to Xerox Products solely within the Xerox Field: (A) to make (including the right to practice any methods, processes and procedures), (B) to have made (subject to Section 4.02), and (C) to use, lease, sell, offer for sale and import.

(ii) Under the Conduent Tier 2 Patents that are included in Licensed Conduent IPR, solely for uses in accordance with the license terms set forth in Section 4.01(a) of Schedule H hereto.

(iii) The Conduent Patent licenses set forth in this Section 4.01(a) shall terminate, with respect to each individual licensed Conduent Patent, upon the expiration of its term.

(b) Copyrights.

(i) Under the Transferred Tier 1 Copyrights that are included in Licensed Conduent IPR, (A) to reproduce and have reproduced (subject to Section 4.02) the works of authorship included therein and derivative works thereof prepared by or on behalf of Xerox, in whole or in part, solely as part of Xerox Products in the Xerox Field, (B) to prepare derivative works or have derivative works prepared for it based upon such works of authorship solely to create Xerox Products in the Xerox Field, (C) to distribute (by any means and using any technology, whether now known or unknown) copies of the works of authorship included therein (and derivative works thereof prepared by or on behalf of Xerox)

to the public by sale or other transfer of ownership or by rental, lease or lending, solely as part of Xerox Products in the Xerox Field, (D) to perform (by any means and using any technology, whether now known or unknown, including electronic transmission) and display the works of authorship included therein (and derivative works thereof prepared by or on behalf of Xerox), in all cases solely as part of Xerox Products in the Xerox Field, and (E) to use such works of authorship (and derivative works thereof prepared by or on behalf of Xerox) to design, develop, make and have made (subject to Section 4.02), sell and support solely as part of Xerox Products in the Xerox Field.

(ii) Under the Transferred Tier 2 Copyrights that are included in Licensed Conduent IPR, solely for uses in accordance with the license terms set forth in Section 4.01(b) of Schedule H hereto.

(iii) The Copyright licenses set forth in this Section 4.01(b) shall terminate, with respect to each individual licensed Copyright, upon the expiration of its term.

(iv) The Parties acknowledge that some of the materials licensed under this provision (e.g., documents, PowerPoint slides, photo libraries, etc.) also contain 3POCM such as fonts, images and graphics, which are licensed to Conduent but that might not be sub-licensable to Xerox. The license granted under this Section 4.01(b), therefore, does not extend to the use of such 3POCM, and Xerox is solely responsible for obtaining its own licenses to the 3POCM. Xerox shall also indemnify, defend and hold harmless Conduent, each other member of the Conduent Group, and each of their respective former and current directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing from and against any and all claims by third parties arising out of or relating to Xerox’s or any member of its Group’s use or exploitation of the 3POCM following the Distribution.

(c) Database Rights. Under the Database Rights that are included in Licensed Conduent IPR, solely to extract data from the databases included therein and to use such data (and Improvements thereof prepared by or on behalf of Xerox) solely to design, develop, make and have made (subject to Section 4.02), sell and support Xerox Products in the Xerox Field. The license set forth in this Section 4.01(c) shall expire upon expiration of the term of each licensed Database Right unless terminated earlier by operation of Law.

(d) Trade Secrets.

(i) Under the Transferred Tier 1 Trade Secrets that are included in Licensed Conduent IPR, solely to design, develop, make and have made (subject to Section 4.02), sell and maintain Xerox Products in the Xerox Field.

(ii) Under the Transferred Tier 2 Trade Secrets that are included in Licensed Conduent IPR, solely for uses in accordance with the license terms set forth in Section 4.01(d) of Schedule H hereto.

(iii) Since laboratory notebooks being retained by Conduent may contain information about a mix of Xerox and Conduent IPR, Conduent shall retain such laboratory notebooks for the period of time required by Conduent’s current retention policy for Conduent laboratory notebooks, or 10 years, whichever is longer, and Conduent shall provide Xerox with timely access to such laboratory notebooks during normal business hours upon reasonable request. The Trade Secret licenses set forth in this Section 4.01(d) shall continue until a valid occurrence of an exception to the confidentiality obligations set forth in Section 7.09 of the Separation Agreement or Section 6.03 below.

(e) Third-Party Licenses. With respect to Intellectual Property Rights licensed to Conduent or the members of its Group by a third party, the license grants set forth in this Article IV shall be subject to all of the terms, conditions and restrictions set forth in the relevant license agreement between Conduent (or a member of its Group, as the case may be) and such third party. Licenses to Xerox under Intellectual Property Rights owned by a third party shall expire or terminate on the expiration or termination of the term of the corresponding license agreement between such third party and Conduent (or the member of its Group, as the case may be).

(f) Access Methods. Xerox acknowledges and agrees that, subsequent to the Distribution Date, Xerox and the members of its Group may no longer use de-encryption algorithms or other access methods that were previously provided by the BPO Business to internal Xerox users to enable those internal Xerox users to use locked or encrypted copies of Conduent Commercial Software or other software, except to the extent necessary to continue using those copies rightfully in use before the Distribution Date. Conduent acknowledges and agrees to allow Xerox, or a member of its Group, after the Distribution Date, reasonable access to any of the Licensed Conduent IPR, materials or data licensed to them in this Article IV.

(g) Software. Without limiting the generality of the foregoing licenses granted in this Section 4.01, or the transfer of rights with respect to software transferred to Xerox pursuant to the Separation Agreement, such licenses include the right to use, modify (including creating Software Derivatives), and reproduce in source code and object code form such software (and Improvements thereof made by or on behalf of Xerox) solely to create Xerox Products in the Xerox Field, and to sell and maintain such software, in source code and object code form, as part of such Xerox Products.

(h) Termination of Licenses to a Non-Group Member. Except as otherwise expressly set forth herein, any and all licenses granted by Conduent to a member of the Xerox Group hereunder shall terminate immediately at the time such entity ceases to be a member of the Xerox Group.

SECTION 4.02. Have Made Rights. Subject to Section 4.02 of Schedule H hereto, the licenses to Xerox and the members of its Group in Section 4.01 above shall include the right to have contract manufacturers and foundries manufacture Xerox Products based substantially on Xerox designs, solely for Xerox or the members of its Group (including private label or OEM versions of such Xerox Products) solely within the Xerox Field, and are not intended to include foundry or contract manufacturing activities that Xerox or any member of its Group may undertake on behalf of third parties, whether directly or indirectly.

SECTION 4.03. Sublicenses. The licenses granted to Xerox and the members of its Group in Section 4.01 above shall not include any right to grant any sublicenses except as follows:

(a) Group Members. Xerox may grant sublicenses to members of its Group, even if they become members of its Group after the Distribution Date, solely within the scope of its licenses in Section 4.01 above and with no right for such members of its Group to grant further sublicenses other than (i) to another member of the Xerox Group, even if it becomes a member of the Xerox Group after the Distribution Date; provided, however, that any such sublicense shall only be effective for such time as such entity remains a member of the Xerox Group, and (ii) as provided in Section 4.03(c), below.

(b) Duration. Any sublicense granted pursuant to Section 4.03(a) above may be made effective retroactively, but shall not be effective for any time prior to the sublicensee becoming a member of the Xerox Group, and shall only be effective for such times that such entity remains a member of the Xerox Group.

(c) For Resale and End Users. Xerox and the members of its Group may grant sublicenses to its distributors, resellers, OEM (Original Equipment Manufacturer) customers, VAR (Value-added Reseller) customers, VAD (Value-added Distributor) customers, downstream systems integrators and other downstream channels of distribution solely with respect to the distribution of Xerox Products to end users and solely within the scope of the licenses set forth in Section 4.01(b) and 4.01(c) above with no further right to sublicense; provided, however, that any such sublicense by a member of the Xerox Group shall only be effective for such times that such sublicensing entity remains a member of the Xerox Group.

SECTION 4.04. Improvements. As between Conduent and the members of its Group on the one hand, and Xerox and the members of its Group on the other hand, Xerox and the members of its Group hereby retain all right, title and interest, including all Intellectual Property Rights, in and to any Improvements made by or on behalf of Xerox or the members of its Group from and after the Distribution Date (a) to any of the Transferred Intellectual Property Rights and Common Infrastructure Copyrights, and Technology related thereto, or (b) in the exercise of the licenses granted to it by Conduent and the members of its Group in this Article IV, subject in each case only to the ownership interests of Conduent, the members of its Group and third parties in the underlying Intellectual Property Rights that are improved. Xerox shall not have any obligation under this Agreement to notify Conduent or the members of the Conduent Group of any such Improvements made by or on behalf of it or the members of its Group or to disclose or license any such Improvements to Conduent or the members of its Group.

SECTION 4.05. Conduent Restricted Patents. Conduent hereby covenants on its own behalf and on behalf of the members of its Group that, unless obligated to do so by any third party agreement existing as of the Distribution Date, it will not assert against Xerox or any member of the Xerox Group any Conduent Restricted Patent to the extent that it would have been licensed hereunder but for the restriction against Conduent or the members of the Conduent Group licensing such Patent to Xerox contained in a third party agreement. Such covenant shall only be with respect to any conduct that would have otherwise been licensed hereunder. Such covenant shall be effective to the extent permitted by the third party agreement.

SECTION 4.06. Infrastructure Grant. Subject to the terms of this Agreement, Conduent hereby grants, and agrees to cause the members of the Conduent Group to hereby grant, to Xerox and the members of the Xerox Group a personal, irrevocable (except as set forth in Article VIII and Article IX), non-exclusive, worldwide, royalty-free and non-transferable (except as set forth in Article VIII) license under the Licensed Conduent IPR to use, compile, execute, display, perform, modify, maintain, repair, reproduce, support and translate Technology of Conduent, or a member of the Conduent Group, or Xerox, or a member of the Xerox Group, in existence as of the Distribution Date, and reasonable extensions of or improvements thereto, for carrying out internal business operations of the Xerox Business to the extent that (i) such Technology was used by the Xerox Business as of or prior to the Distribution Date in such internal business operations, and (ii) no Conduent Current Product that is made available to Xerox on commercially reasonable terms by Conduent is a reasonable substitute for such Technology.

ARTICLE V

ADDITIONAL INTELLECTUAL PROPERTY RELATED MATTERS

SECTION 5.01. Assignments and Licenses. No Party or any member of its Group may assign or grant a license in or to any of its Intellectual Property Rights licensed to the other Party or any member of its Group pursuant to Article III or Article IV, unless such assignment or grant is made subject to the licenses granted herein. For the avoidance of doubt, a non-exclusive license grant shall be deemed subject to the licenses granted herein.

SECTION 5.02. Assistance By Employees. Each of Xerox and Conduent agree to use reasonable best efforts to make available, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the Persons in its respective Group and any books, records or other documents within its control or that it otherwise has the ability to make available, to the extent that such Person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Administrative IP Proceeding or threatened or contemplated Administrative IP Proceeding (including preparation for any such Administrative IP Proceeding) in which either Xerox or Conduent or any Person or Persons in its Group, as applicable, may from time to time be involved. Any actual and reasonable out-of-pocket expenses associated with such assistance shall be borne by the Party involved in the Administrative IP Proceeding. For the purposes of this Section 5.02, “Administrative IP Proceedings” shall mean the prosecution of, and other patent or trademark office proceedings (e.g., reissue, reexamination, interference, inter partes review, post-grant review, etc.) regarding, the other Party’s Patent applications, Patents, Trademarks and other Intellectual Property Rights.

SECTION 5.03. Inventor Compensation. Each Party will be responsible for providing inventor incentive compensation, if any, to its and its Group members’ employees in accordance with its own internal policies and any applicable laws and regulations. To the extent that a Party bases an inventor’s incentive compensation on a Patent or a Patent application of the other Party, the Parties will reasonably cooperate by providing to each other relevant information about their Patents for which one or more inventors are employees of the other Party. To the extent that inventor compensation is specified by local law, such as in Germany and Japan, the Parties will reasonably cooperate in providing information to each other in order to enable each Party to calculate inventor compensation. No Party shall have any obligation to provide any inventor incentive compensation to an employee of the other Party except as required by law. Any information provided under this Section 5.03 shall be subject to Section 6.03 and Section 7.09 of the Separation Agreement.

SECTION 5.04. No Implied Licenses. Nothing contained in this Agreement shall be construed as conferring any rights (including the right to sublicense) by implication, estoppel or otherwise, under any Intellectual Property Rights, other than as expressly granted in this Agreement, and all other rights under any Intellectual Property Rights licensed to a Party or the members of its Group hereunder are expressly reserved by the Party granting the license. The Party receiving the license hereunder acknowledges and agrees that the Party (or the applicable member of its Group) granting the license is the sole and exclusive owner of the Intellectual Property Rights so licensed.

SECTION 5.05. No Field Restrictions for Patent Licensing. Except as expressly set forth in this Agreement, each Party and the members of its Group shall be free to grant licenses of any sort under any of its owned Conduent Patents or Xerox Patents (as the case may be) to any third party without restriction as to field of use.

SECTION 5.06. No Obligation To Prosecute or Maintain Patents. Except as expressly set forth in this Agreement, no Party or any member of its Group shall have any obligation to seek, perfect or maintain any protection for any of its Intellectual Property Rights. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, no Party or any member of its Group shall have any obligation to file any Patent application, to prosecute any Patent, or secure any Patent rights or to maintain any Patent in force.

SECTION 5.07. Technical Assistance. Except as expressly set forth in this Agreement, in the Separation Agreement or any other mutually executed agreement between the Parties or any of the members of their respective Groups, no Party or any member of its Group shall be required to provide the other Party with any technical assistance or to furnish any other Party with, or obtain on their behalf, any documents, materials or other information or Technology.

SECTION 5.08. Third-Party Infringement. No Party or any member of its Group shall have any obligation hereunder to institute or maintain any action or suit against third parties for infringement or misappropriation of any Intellectual Property Rights in or to any Technology licensed to the other Party hereunder, or to defend any action or suit brought by a third party which challenges or concerns the validity of any of such Intellectual Property Rights or which claims that any Technology licensed to the other Party or any member of its Group hereunder infringes or constitutes a misappropriation of any Intellectual Property Rights of any third party. Except as set forth in Section 6.03(b) of the TLA, each Party (the “Notifying Party”) may, but shall not be required to, notify the other Party (the “Licensor”) in writing upon learning that a third party may be infringing, misappropriating or otherwise violating or impairing any Intellectual Property Rights of the Licensor that are licensed to the Notifying Party under this Agreement. Such notification shall set forth in reasonable specificity the identity of the suspected infringing third party and the nature of the suspected infringement. The Notifying Party shall not take any steps to contact any such third party without the Licensor’s prior written permission, and the Licensor shall have the sole discretion to determine whether and in what manner to address any actual or suspected unauthorized Third-Party use and shall be exclusively entitled to any remedies, including monetary damages, related thereto or resulting therefrom. In the event that the Licensor decides to initiate any claim against any third party, the Notifying Party shall reasonably cooperate with the Licensor, subject to Section 5.04. Any actual and reasonable out-of-pocket expenses associated with such cooperation shall be borne by the Licensor, expressly excluding the value of the time of the Notifying Party’s personnel (regarding which the Parties shall agree on a case by case basis with respect to reasonable compensation).

SECTION 5.09. Copyright Notices. Notwithstanding anything to the contrary herein, as to works in which Conduent or any member of its Group owns the Copyright, to the extent any such works contain Copyright notices which indicate Xerox or any member of its Group as the Copyright owner, Conduent may, but shall not be required to, change such notices.

SECTION 5.10. No Challenge to Title. Each Party agrees that it shall not (and shall cause the members of its Group not to), for any reason, during the term of the licenses granted in Article III and Article IV, either itself do or authorize any third party to do any of the following anywhere in the world with respect to any Intellectual Property Rights licensed to it or the members of its Group hereunder: (a) represent to any third party in any manner that it owns or has any ownership rights in such Intellectual Property Rights; (b) apply for any registration of such Intellectual Property Rights (including federal, state and national registrations); or (c) impair, dispute or contest the validity, enforceability or registrability of the other Party’s (or any of the members of such other Party’s Group) right, title and interest in and to such Intellectual Property Rights.

SECTION 5.11. Xerox Use Covenant. Xerox agrees that it will not use the Retained Tier 2 Copyrights in or to the Covenant Software or the Retained Tier 2 Trade Secrets included in or embodied by the Covenant Software, in each case solely with respect to the uses identified in Schedule J hereto.

SECTION 5.12. Group Members. Each Party shall cause the members of its Group to comply with all applicable provisions of this Agreement.

ARTICLE VI

CONFIDENTIAL INFORMATION

SECTION 6.01. Contract Manufacturing. Notwithstanding anything to the contrary herein, each Party agrees that, in exercising its “Have-Made” rights (by Conduent, pursuant to Section 3.02, or by Xerox, pursuant to Section 4.02), each Party and the members of its Group may only disclose Trade Secrets licensed from the other Party or a member of its Group in Article III or Article IV to the extent expressly permitted by this Agreement, and then only if it has executed a written confidentiality agreement with the third party contract manufacturer with appropriate, industry standard terms, and in all cases containing terms and conditions pertaining to the protection of proprietary and confidential information no less restrictive than those set forth in this Article VI and Section 7.09 of the Separation Agreement.

SECTION 6.02. Source Code. In addition to the provisions of Section 7.09 of the Separation Agreement, Xerox shall maintain the confidentiality of all information and documents related to all Licensed Conduent Source Code and Conduent shall maintain the confidentiality of all information and documents related to all Licensed Xerox Source Code until the expiration of any Copyright therein. Each Party shall use (and shall cause the members of its Group to use) the same degree of care as it uses to protect its own proprietary source code, but in any case no less than a reasonable degree of care, to prevent unauthorized use, dissemination or publication of the source code. Any third party disclosure necessary to make commercial use of the source code shall be made only under a confidentiality agreement with terms no less restrictive than those of this Article VI. Source code shall cease to qualify as confidential information if it (a) becomes publicly available without breach of this Agreement, or (b) is obtained by the licensed party from a third party lawfully in possession of the source code and which provides the source code without breach of any duty of confidentiality owed directly or indirectly to the source code owner (either Xerox or Conduent, as may be applicable). Notwithstanding the provisions of this Section 6.02, each Party and the members of its Group may disclose the source code of the other Party and the members of its Group if required by law, regulation or court order provided that the Party seeking to disclose provides to the other Party notice and a reasonable opportunity to object to, limit or condition the disclosure (e.g., to limit the disclosure to the minimum necessary to comply with the law, regulation or court order and for the disclosure to be made under protective order or other order of confidentiality).

SECTION 6.03. Trade Secrets. In addition to the provisions of Section 7.09 of the Separation Agreement, Xerox shall maintain the confidentiality of the Transferred Trade Secrets, the Trade Secrets licensed under Section 4.01(d) above and the Common Infrastructure Trade Secrets, and Conduent shall maintain the confidentiality of the Common Infrastructure Trade Secrets and the Trade Secrets licensed under Section 3.01(e) above. Each Party shall use (and shall cause the members of its Group to use) the same degree of care as it uses to protect its own Trade Secrets, but in any case no less than a reasonable degree of care, to prevent unauthorized use, dissemination or publication of the Trade Secrets licensed to such Party under Section 4.01(d) or Section 3.01(e) above, the Common Infrastructure Trade Secrets and, as to Xerox only, the Transferred Trade Secrets. Any third party disclosure by either Party necessary to exploit the Trade Secrets licensed to such Party under Section 4.01(d) or Section 3.01(e) above or the Common Infrastructure Trade Secrets shall be made only under a confidentiality agreement with terms no less restrictive than those of this Article VI. A Trade Secret shall cease to qualify as confidential information if it (a) becomes publicly available without breach of this Agreement, or (b) is obtained from a third party lawfully in possession of the Trade Secret and which provides the Trade Secret without breach of any duty of confidentiality owed directly or indirectly to the Trade Secret owner (either Xerox or Conduent, as may be applicable). For the avoidance of doubt, neither Party shall seek registration of a Patent based on any invention disclosure licensed to such Party under Section 4.01(d) or Section 3.01(e) above. Notwithstanding the provisions of this Section 6.03, each Party and the members of its Group may disclose the Trade Secret information of the other Party and the members of its Group (i) if required by law, regulation or court order provided that the Party seeking to disclose provides notice and a reasonable opportunity to object to, limit or condition the disclosure (e.g., to limit the disclosure to the minimum necessary to comply with the law, regulation or court order and for the disclosure to be made under protective order or other order of confidentiality), or (ii) with the other Party’s prior written consent.

ARTICLE VII

LIMITATION OF LIABILITY AND WARRANTY DISCLAIMER

SECTION 7.01. Limitation of Liability. Except as may expressly be set forth in this Agreement, none of Xerox, Conduent or any other member of either Group shall in any event have any Liability to the other or to any other member of the other’s Group, or to any other Xerox Indemnitee or Conduent Indemnitee, as applicable, under this Agreement (i) with respect to any matter to the extent that such Party seeking indemnification or any member of its Group has engaged in any knowing violation of Law or fraud in connection therewith or (ii) for any indirect, special, punitive or consequential damages, whether or not caused by or resulting from negligence or breach of obligations hereunder and whether or not informed of the possibility of the existence of such damages; provided, however, that the provisions of this Section 7.01(ii) shall not limit (a) a Party’s indemnification obligations with respect to any Liability any

Indemnitee may have to any third party not affiliated with any member of the Xerox Group or the Conduent Group for any indirect, special, punitive or consequential damages, or (b) the damages available to a Party for (i) infringement or misappropriation of its Intellectual Property Rights by the other Party or any member of the other Party’s Group, or (ii) breaches of Article VI.

SECTION 7.02. Disclaimer of Representations and Warranties. Each of Xerox (on behalf of itself and each other member of the Xerox Group) and Conduent (on behalf of itself and each other member of the Conduent Group) understands and agrees that, except as expressly set forth in this Agreement, no Party is representing or warranting in any way, including any implied warranties of merchantability, fitness for a particular purpose, title, registerability, allowability, enforceability or non-infringement, as to any Intellectual Property Rights or Intellectual Property Liabilities transferred or assumed as contemplated hereby, as to the sufficiency of the Intellectual Property Rights or Intellectual Property Liabilities transferred or assumed hereby for the conduct and operations of the BPO Business or the Xerox Business, as applicable, as to any Governmental Approvals or other Consents required in connection therewith or in connection with any past transfers of the Intellectual Property Rights or assumptions of the Intellectual Property Liabilities, as to the value or freedom from any Security Interests of, or any other matter concerning, any Intellectual Property Rights or Intellectual Property Liabilities of such Party, or as to the absence of any defenses or rights of set-off or freedom from counterclaim with respect to any claim or other Intellectual Property Rights, of any such Party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Intellectual Property Rights or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth herein, any such Intellectual Property Rights are being transferred on an “as is,” “where is” basis and the respective transferees shall bear the economic and legal risks that (a) any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest, and (b) any necessary Governmental Approvals or other Consents are not obtained or that any requirements of Laws or judgments are not complied with.

ARTICLE VIII

TRANSFERABILITY AND ASSIGNMENT

SECTION 8.01. No Assignment or Transfer Without Consent. Except as expressly set forth in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement, including the Intellectual Property Rights licenses granted pursuant to this Agreement, shall be assigned, in whole or in part, by operation of Law or otherwise by either Party or any member of its Group without the prior written consent of the other Party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s assets, or (b) the sale of all or substantially all of such Party’s assets; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. For the avoidance of doubt, in no event will the licenses granted in this Agreement extend to products, product lines, services, apparatus, devices, systems, components, hardware, software, processes, solutions, any combination of the foregoing, or other offerings of the assignee existing on or before the date of the transaction described in clauses (a) or (b) of the preceding sentence, except to the extent that they were licensed under the terms of this Agreement prior to such transaction.

SECTION 8.02. Divested Businesses. In the event a Party divests a business by (a) spinning off a member of its Group by its sale or other disposition to a third party, (b) reducing ownership or control in a member of its Group so that it no longer qualifies as a member of its Group under this Agreement, or (c) selling or otherwise transferring a line of business to a third party, and provided that (1) the divested entity/line of business is maintained as a separate corporate entity or the entity/line of business is merged with the acquiring entity but maintained as a separately identifiable line of business, and (2) the divested entity/line of business includes at least one marketable product or service in a product or service line and tangible assets having a net value of at least $25,000,000; (each such divested entity/line of business, a “Divested Entity”), the Divested Entity shall retain those licenses granted to it under this Agreement provided that the license granted shall be limited in the 12 months immediately following such divestiture to a volume of licensed products or services having an aggregate selling price equal to no more than the aggregate selling prices of such products or services by said Divested Entity in the 12 months preceding such divestiture plus 10%; and shall be limited, in each of the successive 12-month periods following such transfer or spin off, to a volume of licensed products or services having an aggregate selling price equal to no more than the limit for the immediately preceding 12-month period plus 10%. The retention of any license grants are subject to the Divested Entity’s and, in the event it is acquired by a third party, such third party’s execution and delivery to the non-transferring Party, within 90 days of the effective date of such assignment, of a duly authorized, written undertaking, agreeing to be bound by the applicable terms of this Agreement. For the avoidance of doubt, in no event shall any license retained by a former entity/line of business (as the case may be) by virtue of the divestiture of a Divested Entity (i) be broader than the licenses originally conveyed to a Party under the terms of this Agreement, or (ii) apply to any products, product lines, services, apparatus, devices, systems, components, hardware, software, processes, solutions, any combination of the foregoing, or other offerings of any third party acquirer, other than the Conduent Products or the Xerox Products (as the case may be) that were transferred to the former entity/line of business under the divestiture of a Divested Entity, or (iii) convey any further rights under this Section 8.02 after the initial divestiture of a Divested Entity. For the avoidance of doubt, in the event that the divested entity/line of business is not a Divested Entity, then the licenses granted to the divested entity/line of business shall terminate as of the date the divested entity/line of business is divested.

ARTICLE IX

REVOCATION AND TERMINATION OF LICENSE RIGHTS; TERMINATION

SECTION 9.01. Termination by Both Parties. Subject to Section 9.02, this Agreement may not be terminated except by an agreement in writing signed by a duly authorized officer of each of the Parties.

SECTION 9.02. Termination prior to the Distribution. This Agreement may be terminated by Xerox at any time, in its sole discretion, prior to this Distribution. In the event of any termination of this Agreement prior to the Distribution, neither Party (nor any of its directors or officers) shall have any Liability or further obligation to the other Party under this Agreement.

SECTION 9.03. Effect of Termination; Survival. Except with respect to termination of the Agreement under Section 9.02, notwithstanding anything in this Agreement to the contrary, Section 5.05, Article VI, Article VII, this Section 9.03 and Article XI shall survive any termination of this Agreement.

ARTICLE X

FURTHER ASSURANCES

SECTION 10.01. Further Assurances. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties shall use reasonable best efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws and agreements to consummate and make effective the transactions contemplated by this Agreement.

(b) Without limiting the foregoing, prior to, on and after the Distribution Date, each Party shall cooperate with the other Party, without any further consideration, but at the expense of the requesting Party, (i) to execute and deliver, or use reasonable best efforts to execute and deliver, or cause to be executed and delivered, all instruments, including any instruments of conveyance, assignment and transfer as such Party may reasonably be requested to execute and deliver by the other Party, (ii) to make, or cause to be made, all filings with, and to obtain, or cause to be obtained, all Consents of any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument, and (iii) to take, or cause to be taken, all such other actions as such Party may reasonably be requested to take by the other Party from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and any transfers of Intellectual Property Rights or assignments and assumptions of Transferred Intellectual Property Liabilities and Common Infrastructure Liabilities hereunder.

(c) On or prior to the Distribution Date, Xerox and Conduent, in their respective capacities as direct and indirect shareholders of their respective Subsidiaries, shall each ratify any actions that are reasonably necessary or desirable to be taken by Conduent or any other member of the Xerox Group, as the case may be, to effectuate the transactions contemplated by this Agreement.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Counterparts; Entire Agreement; Corporate Power. (a) This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by facsimile or PDF signature and scanned and exchanged by electronic mail, and such facsimile or PDF signature or scanned and exchanged copies shall constitute an original for all purposes.

(b) This Agreement and the Appendices, Exhibits and Schedules hereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein.

(c) Xerox represents on behalf of itself and each other member of the Xerox Group, and Conduent represents on behalf of itself and each other member of the Conduent Group, as follows:

(i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii) this Agreement has been duly executed and delivered by it and constitutes, or will constitute, a valid and binding agreement of it enforceable in accordance with the terms thereof.

SECTION 11.02. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Subsidiaries, Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby.

SECTION 11.03. Third-Party Beneficiaries. Except as otherwise expressly set forth herein, the provisions of this Agreement are solely for the benefit of the Parties hereto and are not intended to confer upon any Person except the Parties hereto any rights or remedies hereunder, and there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

SECTION 11.04. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) on the date received, if sent by a nationally recognized delivery or courier service or (c) upon the earlier of confirmed receipt or the fifth business day following the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Xerox, to:

Xerox Corporation

P.O. Box 4505, 45 Glover Avenue

Norwalk, CT 06850

Attn: General Counsel

Facsimile: 203-849-5152

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attn:	Robert I. Townsend III
Eric L. Schiele
O. Keith Hallam III
email:	rtownsend@cravath.com
eschiele@cravath.com
khallam@cravath.com

Facsimile: 212-474-3700

If to Conduent, to:

Conduent Incorporated

233 Mount Airy Road, Suite 100

Basking Ridge, New Jersey

Attn: General Counsel

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attn:	Robert I. Townsend III
Eric L. Schiele
O. Keith Hallam III
email:	rtownsend@cravath.com
eschiele@cravath.com
khallam@cravath.com

Facsimile: 212-474-3700

Either Party may, by notice to the other Party, change the address to which such notices are to be given.

SECTION 11.05. Export Control. Each Party agrees that it shall comply with all applicable national and international laws and regulations relating to export control in its country(ies), if any, involving any commodities, software, services or technology within the scope of this Agreement.

SECTION 11.06. Bankruptcy. The Parties acknowledge and agree that all rights and licenses granted by the other under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code. The Parties agree that, notwithstanding anything else in this Agreement, Xerox and the members of the Xerox Group and Conduent and the members of the Conduent Group, as licensees of such intellectual property rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code (including Xerox’s and the Xerox Group members’ and Conduent’s and the Conduent Group members’ right to the continued enjoyment of the rights and licenses respectively granted by under this Agreement).

SECTION 11.07. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

SECTION 11.08. Expenses. Except as expressly set forth in this Agreement, all third-party fees, costs and expenses paid or incurred in connection with the provisions of this Agreement will be paid by the Party incurring such fees or expenses, whether or not the Distribution is consummated, or as otherwise agreed by the Parties.

SECTION 11.09. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.10. Survival of Covenants. Except as expressly set forth in this Agreement, the covenants in this Agreement and the Liabilities for the breach of any obligations in this Agreement shall survive the Spin-Off and shall remain in full force and effect.

SECTION 11.11. Waivers of Default. No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

SECTION 11.12. Specific Performance. Notwithstanding the procedures set forth in Article IX, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The other Party shall not oppose the granting of such relief on the basis that money damages are an adequate remedy. The Parties agree that the remedies at Law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

SECTION 11.13. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

SECTION 11.14. Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof”, “herein”, “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the schedules hereto) and not to any particular provision of this

Agreement. Article, Section or Schedule references are to the articles, sections and schedules of or to this Agreement unless otherwise specified. Any capitalized terms used in any Schedule to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. Any definition of or reference to any agreement, instrument or other document herein (including any reference herein to this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein). The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Intellectual Property Agreement to be executed by their duly authorized representatives.

XEROX CORPORATION

By:	/s/ Leslie F. Varon
	Name:	Leslie F. Varon
	Title:	Chief Financial Officer

CONDUENT INCORPORATED

By:	/s/ Brian Webb-Walsh
	Name:	Brian Webb-Walsh
	Title:	Chief Financial Officer